UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2014

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or	File Number)	Identification No.)
organization)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 488-7775

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2014, Emerge Energy Services LP (the “Partnership”), Emerge Energy GP, LLC, (the “General Partner”) and Emerge Energy Services Operating, LLC (“Operating,” and together with the Partnership and the General Partner, the “Partnership Parties”), entered into an Underwriting Agreement (the “Underwriting Agreement”) among certain selling unitholders named therein (the “Selling Unitholders”) and Merrill Lynch, Pierce Fenner & Smith, Morgan Stanley & Co. LLC and Wells Fargo Securities, as the representatives of the underwriters named therein (the “Underwriters”) providing for the offer and sale by the Selling Unitholders (the “Offering”), and the purchase by the Underwriters, of 3,515,388 common units (the “Firm Units”) representing limited partner interests (the “Common Units”) in the Partnership, at a price to the public of $109.06 per Common Unit. In addition, the Partnership granted to the Underwriters the option for a period of 30 days to purchase up to an additional 527,307 Common Units (the “Additional Units”) on the same terms.

The material terms of the Offering are described in the prospectus supplement, dated June 20, 2014 (the “Prospectus Supplement”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on June 23, 2014 pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Act”). The Offering was registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333- 196465), which became effective automatically upon filing with the Securities and Exchange Commission on June 2, 2014.

The Offering closed on June 25, 2014. The Partnership did not receive any of the proceeds from the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the Selling Unitholders, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and the Selling Unitholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, the Underwriters or certain of its affiliates have performed commercial banking, investment banking and advisory services for the Partnership and its affiliates and the Selling Unitholders and their affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters or its affiliates may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates and the Selling Unitholders and their affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1

Underwriting Agreement, dated June 20, 2014, among Emerge Energy Services LP, Emerge Energy Services GP LLC, Emerge Energy Services Operating LLC, the Selling Unitholders named therein and the Underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.
8.1	Opinion of Latham & Watkins LLP relating to tax matters.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: June 25, 2014	By:	/s/ Rick Shearer
		Name:	Rick Shearer
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement, dated June 20, 2014, among Emerge Energy Services LP, Emerge Energy Services GP LLC, Emerge Energy Services Operating LLC, the Selling Unitholders named therein and the Underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.
8.1	Opinion of Latham & Watkins LLP relating to tax matters.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).